EXHIBIT 10.8

EDIBLE GARDEN AG INCORPORATED

2025 OFFICER AND DIRECTOR EQUITY INCENTIVE PLAN

DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

This Director Restricted Stock Award Agreement (this “Award Agreement”) is made effective as of the Date of Grant specified below, by and between Edible Garden AG Incorporated, a Delaware corporation (the “Company”), and the Participant specified below.

Participant:

Date of Grant:

Number of Shares of Restricted Stock:

Vested Shares:

The Number of Shares of Restricted Stock that become Vested Shares as of any date is determined pursuant to Appendix A attached to this Award Agreement.  The period over which the Restricted Stock vests is referred to as the “Restricted Period.”

The purpose of this Award Agreement is to establish a written agreement evidencing the Restricted Stock Award granted pursuant to the Edible Garden AG Incorporated 2025 Officer and Director Equity Incentive Plan (the “Plan”). All of the terms and conditions of the Plan are fully incorporated herein by reference. Unless the context clearly indicates otherwise, capitalized terms used but not defined herein will have the meaning given to such terms in the Plan.

Section 1. Grant of Restricted Stock.

(a) Grant. Pursuant to Section 9 of the Plan, the Company hereby grants to the Participant on the Date of Grant set forth above, a Restricted Stock Award consisting of, in the aggregate, the Number of Shares of Restricted Stock of the Company set forth above (the “Restricted Stock”), on the terms and conditions and subject to the restrictions set forth in this Award Agreement and the Plan.

(b) Consideration. The grant of the Restricted Stock is made in consideration of the services to be rendered by the Participant to the Company.

Section 2. Restrictions. Subject to any exceptions set forth in this Award Agreement or the Plan, during the Restricted Period, the Restricted Stock or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock or the rights relating thereto during the Restricted Period shall be wholly ineffective and, if any such attempt is made, the Restricted Stock will be forfeited by the Participant and all of the Participant’s rights to such shares shall immediately terminate without any payment or consideration by the Company.

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Section 3. Rights as Stockholder; Dividends.

(a) The Participant shall be the record owner of the Restricted Stock until the shares of Stock are sold or otherwise disposed of, and shall be entitled to all of the rights of a stockholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares. Notwithstanding the foregoing, any dividends or other distributions shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid, and any such dividends or other distributions shall become vested on the same date as the Restricted Stock to which such dividends or other distributions relate become Vested Shares.

(b) The Company may issue stock certificates or evidence the Participant’s interest by using a restricted book entry account. Physical possession or custody of any stock certificates that are issued shall be retained by the Company until such time as the Restricted Stock vests.

(c) If the Participant forfeits any of his or her rights under this Award Agreement in accordance with Section 5, the Participant shall, on the date of such forfeiture, no longer have any rights as a stockholder with respect to the Restricted Stock and shall no longer be entitled to vote or receive dividends on such shares.

Section 4. Section 83(b) Election. The Participant may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) with respect to the Restricted Stock. Any such election must be made within 30 days after the Date of Grant. If the Participant elects to make a Section 83(b) Election, the Participant shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the Internal Revenue Service. The Participant agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.

Section 5. Effect of Termination of Service. If the Participant’s service terminates for any reason, any Restricted Stock that is not vested on the date of such termination shall be forfeited immediately and repurchased by the Company for no consideration.

Section 6. Effect of Change in Control. In the event of a Change in Control, any unvested shares of Restricted Stock shall immediately vest in full and become Vested Shares, and Sections 11.2 and 11.3 of the Plan will govern the treatment of the Restricted Stock.

Section 7. Miscellaneous.

(a) Legends. A legend may be placed on any certificate(s) or other document(s) delivered to the Participant indicating the restrictions on transferability of the shares of Restricted Stock pursuant to this Award Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the SEC or any stock exchange on which the shares of Common Stock are then listed or quoted.

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(b) No Right to Continued Service. The Participant’s right, if any, to continue to serve the Company or any Affiliate will not be enlarged or otherwise affected by the Plan or this Award Agreement. This Award Agreement does not restrict the right of the Company or any Affiliate to terminate the Participant’s service at any time.

(c) Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the shares of Restricted Stock shall be adjusted in any manner as contemplated by Section 11.1 of the Plan.

(d) Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock Award, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s rights under this Award Agreement without the Participant’s consent.

(e) Cancellation of Restricted Stock Award. Notwithstanding Section 7(d), if the Participant in any way violates the terms of any confidentiality, non-competition, or non-solicitation agreement, or other similar agreements entered into between the Company and the Participant, then, to the extent not prohibited by applicable law, the Committee in its sole discretion may cancel the Restricted Stock Award.

(f) Notices. All notices and other communications required or permitted under this Award Agreement shall be written and shall be either delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt requested, or by telex or telecopier, addressed as follows: (i) if to the Company, to the Company’s principal corporate office; and (ii) if to the Participant or his or her successor, to the address last furnished by such person to the Company. Each such notice and other communication delivered personally shall be deemed to have been given when delivered. Each such notice and other communication delivered by mail shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein, and each such notice and other communication delivered by telex or telecopier shall be deemed to have been given when it is so transmitted and the appropriate answer-back is received. A party may change its address for the purpose hereof by giving notice in accordance with the provisions of this Section 7(f).

(g) Successors and Assigns. The Company may assign any of its rights under this Award Agreement. This Award Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Award Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock may be transferred by will or the laws of descent or distribution.

(h) Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock Award in this Award Agreement does not create any contractual right or other right to receive any Restricted Stock Awards or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s service to the Company.

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(i) No Impact on Other Benefits. The value of the Participant’s Restricted Stock Award is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar benefit.

(j) Interpretation. This Award Agreement is subject to and controlled by the Plan. Any inconsistency between this Award Agreement and the Plan shall be resolved in favor of the Plan. Any dispute regarding the interpretation of this Award Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company. This Award Agreement is the final, complete and exclusive expression of the understanding between the parties and supersedes any prior or contemporaneous agreement or representation, oral or written, between them. In the event that any provision of this Award Agreement shall be held to be illegal or unenforceable, such provision shall be severed from this Award Agreement and the entire Award Agreement shall not fail on account thereof, but shall otherwise remain in full force and effect. As used herein, the masculine pronoun shall include the feminine and the neuter, as appropriate to the context. Unless the context otherwise requires, references herein to a “Section” means a Section of this Award Agreement. Section headings contained herein are for convenience only and shall not alter any of the parties’ respective rights or obligations hereunder.

(k) Governing Law. This Award Agreement, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

(l) Counterpart Execution. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(m) Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Award Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Restricted Stock Award subject to all of the terms and conditions of the Plan and this Award Agreement.

(signature page immediately follows)

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IN WITNESS WHEREOF, this Award Agreement has been executed effective as of the date first set forth above.

EDIBLE GARDEN AG INCORPORATED

By:
Name:
Title:

PARTICIPANT

Name:

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Appendix A

Vesting Schedule

Provided that the Participant provides continuous services to the Company or any Affiliate through each such date, except as otherwise provided in Section 5 or Section 6, and subject to earlier termination as provided by this Award Agreement, the Number of Shares of Restricted Stock that become Vested Shares as of any date is determined as follows:

•	100% of the Number of Shares of Restricted Stock shall be Vested Shares on the Date of Grant.

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